UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware 1-7832 75-1729843

(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 252-8000

(Registrant's telephone number, including area code)

301 Commerce Street, Suite 600, Fort Worth, Texas 76102

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 21, 2004, the shareholder rights plan of the Company (the "Plan") expired pursuant to its terms. Prior to its expiration, the Board of Directors (the "Board") determined not to renew or extend the Plan or adopt a new one unless in the future the Board determines it is in the best interests of its Shareholders to do so or unless the Shareholders approve one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004 PIER 1 IMPORTS, INC.

By: /s/ J. Rodney Lawrence
J. Rodney Lawrence, Executive Vice
President and Secretary